OFFICE DEPOT
                                                                    NEWS RELEASE
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Office Depot Contact:                                Officeworks Contacts:
---------------------                                ---------------------
Investor/Media Relations:                            Media
Eileen Dunn                                          Scott Whiffin
1-561 438-4930                                       03 9829 5548
edunn@officedepot.com                                Analysts
---------------------                                Amanda Fischer
                                                     03 9829 4521



                OFFICE DEPOT ANNOUNCES THE SALE OF ITS AUSTRALIAN
             OPERATIONS TO OFFICEWORKS, A SUBSIDIARY OF COLES MYER

(Delray Beach, FL) December 1, 2002 - OFFICE DEPOT, INC. (NYSE: ODP), the world's largest seller of office products, today announced that it has reached a definitive agreement with Officeworks, a subsidiary of Coles Myer, to sell its Australian operations. The acquisition of the Company's Viking Office Products Pty Ltd. and Viking Direct Pty Ltd. operations are subject to regulatory approval, and is expected to be completed by year-end. Terms were not disclosed.

Bruce Nelson, Chairman and CEO of Office Depot commented, "While our Viking Australian operations have achieved success over the past nine years, industry consolidation has made it difficult to continue to grow shareholder value in Australia. We continue to have tremendous opportunities for growth and expansion in Europe, where the majority of our international operations now reside, and this sale is the right strategic move for Office Depot to ensure sustainable growth in shareholder value over the longer-term."

Coles Myer Chief Executive Officer John Fletcher noted that the acquisition of Australia's largest direct marketer of office supplies would further strengthen Coles Myer's Officeworks business, establishing it as a major multi-channel provider of office supplies. Mr Fletcher also said that the Viking acquisition was in line with its five-year strategic plan to substantially grow the Officeworks business.

Officeworks Managing Director Peter Scott commented, "Viking is the leading direct marketer of office products in Australia, focusing on the small to medium size business market. Our acquisition of Viking is of key strategic importance in sustaining longer term growth for Officeworks by strengthening our current multi-channel access for customers."

ABOUT VIKING OFFICE PRODUCTS PTY LTD, & Viking Direct Pty Ltd.
Viking services 128,000 active business customers throughout Australia via catalogues and online; and generates annual sales of approximately $150 million.

ABOUT OFFICEWORKS
Officeworks is Australia's largest retailer of office supplies, catering specifically to the needs of small to medium size businesses, home offices and students. A further 45 store openings are planned over the next four years. It currently operates 62 stores around Australia.

ABOUT OFFICE DEPOT
No one sells more office products to more customers in more countries through more channels than Office Depot. As the largest seller of office products around the world, the Company operates under the Office Depot(R), Viking Office Products(R), Viking Direct(R) and 4Sure.com(R) brand names. As of September 28, 2002, Office Depot operated 853 office supply superstores in the United States and Canada, in addition to a national business-to-business delivery network supported by 24 delivery centers, more than 60 local sales offices and 13 regional call centers. Furthermore, the Company sells products and services in 19 countries outside of the United States and Canada, including 32 office supply stores in France and 12 in Japan that are owned and operated by the Company; and 110 additional office supply stores under joint venture and licensing agreements operating under the Office Depot name in five foreign countries.

The Company operates an award-winning U.S. Office Depot brand Web site at www.officedepot.com where customers can access Office Depot's low competitive prices seven days a week, twenty-four hours a day. The Company also operates seventeen additional Web sites, under the Office Depot and Viking Office Products names, in the U.S. and ten international countries including: Austria, Australia, Belgium, France, Japan, Germany, Ireland, Italy, the Netherlands and the United Kingdom.

Office Depot's common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission ("SEC"), including without limitation its most recent filing on Form 10-K, filed on March 19, 2002 and subsequent filings on Forms 10-Q and 8K. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial Web sites.